Exhibit 99.1

aQuantive Announces Strong Fourth Quarter and Annual Financial Results

        Revenue, Net Income and Adjusted EBITDA Set New Records

     Conference Call and Webcast at 5:30 am PST/8:30 am EST Today


    SEATTLE--(BUSINESS WIRE)--Feb. 15, 2007--aQuantive, Inc. (NASDAQ:
AQNT), a global digital marketing company, today reported financial results for the fourth quarter and year ended December 31, 2006.

    2006 fourth quarter results were:

        -- Revenue of $133.4 million, an increase of 53 percent over the fourth quarter of 2005.

        -- Net income of $20.4 million, or $0.23 per diluted share. Net income before stock-based compensation(1) was $23.1 million, an increase of 100 percent over the fourth quarter of 2005.

        -- Adjusted EBITDA(2) of $42.9 million, or $0.48 per diluted share, an increase of 65 percent over the fourth quarter of 2005.

    2006 annual results, which include contributions from all acquisitions made during 2005 and 2006, were:

        -- Revenue of $442.2 million, an increase of 43 percent over 2005.

        -- Net income of $54.0 million, an increase of 53 percent over 2005.

        -- Adjusted EBITDA of $124.2 million, or $1.45 per diluted share, an increase of 57 percent over 2005.

    "2006 marked another year of outstanding growth for aQuantive and the digital marketing industry. We experienced terrific financial results across all of our operating units, resulting in 43 percent overall revenue growth, and 33 percent organic revenue growth, adding five acquisitions over 2005," said Brian McAndrews, president and CEO of aQuantive. "We view every year as an opportunity for achieving strong current results as well as for re-investing in the business to assure continued strong growth in years to come. By both of those measures, I believe that 2006 was a very successful year for aQuantive."

    aQuantive operates three business segments. Unallocated corporate expenses, including amounts recorded for stock-based compensation expense, are centrally managed at the corporate level and are not included in the segment details. Segment information was as follows:

    Digital Marketing Services

    aQuantive's digital marketing services (DMS) segment recorded revenue of $80.6 million in the fourth quarter of 2006, compared to revenue of $53.9 million in the fourth quarter of 2005. Operating income was $20.0 million in the fourth quarter of 2006, compared to $10.0 million in the fourth quarter of 2005.

    Annual DMS revenue was $267.6 million in 2006, compared to revenue of $189.8 million in 2005. Operating income was $50.0 million in 2006, compared to $26.3 million in 2005.

    In October, Avenue A / Razorfish added two offices and 43 employees in China through the acquisition of e-Crusade.

    Digital Marketing Technologies

    aQuantive's digital marketing technologies (DMT) segment recorded revenue of $35.2 million in the fourth quarter of 2006, compared to revenue of $25.7 million in the fourth quarter of 2005. Operating income was $15.8 million in the fourth quarter of 2006, compared to $11.4 million in the fourth quarter of 2005.

    Annual DMT revenue was $122.4 million in 2006, compared to $92.3 million in 2005. Operating income was $50.7 million in 2006, compared to $40.8 million in 2005.

    In December, Atlas acquired Accipiter, a mature, publisher ad serving technology company.

    Digital Performance Media

    aQuantive's digital performance media (DPM) segment recorded revenue of $17.7 million in the fourth quarter of 2006, compared to revenue of $7.9 million in the fourth quarter of 2005. Operating income was $3.0 million for the fourth quarter of 2006, compared to $1.8 million in the fourth quarter of 2005.

    Annual DPM revenue was $52.3 million in 2006, compared to $26.4 million in 2005. Operating income was $9.4 million in 2006, compared to $4.6 million in 2005.

    Financial Guidance

    The Company will provide guidance for revenue, net income, and adjusted EBITDA(2). Stock-based compensation expense is expected to have a significant impact on our net income and earnings per diluted share, as noted below. Actual stock-based compensation expense may differ from these estimates based on the timing and amount of options granted, the assumptions used in valuing these options and other factors.

    The Company anticipates first quarter 2007 results as follows:

        --  Revenue of $118 - $123 million

        --  Net income of $6 - $7.5 million

        --  Adjusted EBITDA of $19 - $22 million

    The Company anticipates full-year 2007 results as follows:

        --  Revenue of $550 - $570 million

        --  Net income of $59 - $64 million

        --  Adjusted EBITDA of $135 - $140 million

    (1) Net income before stock-based compensation (i.e. net income before the after tax-impact of stock-based compensation expense) is a non-GAAP financial measure. See the supplemental schedule attached to this press release for more information.

    (2) Adjusted EBITDA (i.e. earnings before interest expense, net interest and other income, income tax, depreciation, amortization and stock-based compensation) is a non-GAAP financial measure. See the supplemental schedule attached to this press release for more information.

    Fourth Quarter 2006 Conference Call/Webcast Today at 5:30 am
PST/8:30 am EST

    aQuantive, Inc. will host a conference call and webcast to discuss the full-year and fourth quarter 2006 financial results today at 5:30 am PST/8:30 am EST. The conference call will be webcast from the Investor Relations section of the Company's website at www.aquantive.com/investor. Interested parties should log on to the webcast approximately 15 minutes prior to download any necessary software. The webcast is not interactive.

    About aQuantive, Inc.

    aQuantive, Inc. is a global digital marketing company founded in 1997 to help marketers acquire, retain and grow customers across all digital media. It is the parent company of Avenue A / Razorfish, the largest interactive agency in the U.S., and four international agencies, DNA, Amnesia, NEUE DIGITALE and e-Crusade; Atlas and Accipiter, providers of integrated digital marketing technologies and expertise; and DRIVEpm, MediaBrokers and Franchise Gator, performance media and behavioral targeting businesses. Through its business units, aQuantive is positioned to bring value to any interaction in the digital marketplace. Its stock (ticker symbol: AQNT) is listed on the NASDAQ exchange. aQuantive's website address is www.aquantive.com.

    Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "forecasts," and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward-looking statements also include any other passages that relate to expected future events or trends that can only be evaluated by events or trends that will occur in the future. The forward-looking statements in this release include, without limitation, statements regarding expected financial performance for the first quarter and full year 2007, including expected stock-based compensation expense for those periods. The forward-looking statements are based on the opinions and estimates of management at the time the statements were made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These risks and uncertainties include, among others, the risk of unforeseen changes in client online marketing and advertising budgets, unanticipated loss of clients or delays in anticipated campaigns and projects, the potential failure to attract new clients due to the company's inability to competitively market its services, the risk of fluctuating demand for the company's services, the potential failure to maintain desired client relationships or to achieve effective advertising campaigns for clients, potential deterioration or slower-than-expected development of the Internet advertising market either domestically or in international markets, quarterly fluctuations in operating results, timing variations on the part of advertisers to implement advertising campaigns, costs and risks related to acquisitions of technologies, businesses or brands, risks relating to international operations, the short term nature of the company's contracts with clients, which generally are cancelable on 90 days' or less notice, and the uncertainties, potential costs, and possible business impacts of new legislation or litigation involving the company. More information about factors that could cause actual results to differ materially from those predicted in aQuantive's forward-looking statements is set out in its annual report on Form 10-K for the year ended December 31, 2005, as supplemented in its quarterly report on Form 10-Q for the quarter ended June 30, 2006, both filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as to the date of this release. Except as required by law, aQuantive, undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

                           aQuantive, Inc.
                Condensed Consolidated Balance Sheets
                            (in thousands)
                             (unaudited)


                                   December 31, 2006 December 31, 2005
                                   ----------------- -----------------
              Assets

Current assets:
 Cash, cash equivalents, and
  short-term investments                   $278,807          $112,351
 Accounts receivable, net of
  allowances                                273,174           160,370
 Other receivables                            2,312               968
 Prepaid expenses and other
  current assets                              4,459             2,108
 Deferred tax assets                          4,475             5,416
                                   ----------------- -----------------
Total current assets                        563,227           281,213

Property and equipment, net                  34,343            27,370
Goodwill and other intangible
 assets, net                                316,580           173,153
Long-term investments                        32,509                 -
Other assets and deferred
 financing costs, net                         2,754             3,169
Deferred tax assets, net                      2,915            23,755

                                   ----------------- -----------------
Total assets                               $952,328          $508,660
                                   ================= =================



  Liabilities and Shareholders'
              Equity

Current liabilities:
 Accounts payable and accrued
  liabilities                              $251,072          $133,303
 Pre-billed media                            27,945            18,254
 Deferred revenue                            16,517            14,310
 Deferred rent                                1,027               670
                                   ----------------- -----------------
Total current liabilities                   296,561           166,537

Notes payable                                80,000            80,000
Other long-term liabilities                   7,941             5,183

                                   ----------------- -----------------
Total liabilities                           384,502           251,720
                                   ----------------- -----------------

Shareholders' equity:
 Common stock                                   778               665
 Paid-in capital                            522,657           269,382
 Retained earnings (accumulated
  deficit) and other comprehensive
  income                                     44,391           (13,107)
                                   ----------------- -----------------
Total shareholders' equity                  567,826           256,940

                                   ----------------- -----------------
Total liabilities and
 shareholders' equity                      $952,328          $508,660
                                   ================= =================

Supplemental Schedule of Adjusted EBITDA and Non-GAAP Estimates

The term adjusted EBITDA refers to a financial measure that is defined by us as earnings before net interest and other income, interest expense, income taxes, depreciation and amortization, and stock-based compensation expense. Adjusted EBITDA is a non-GAAP financial measure, and may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA should not be construed as a substitute for net income or as a better measure of liquidity than cash flow from operating activities, which are determined in accordance with GAAP. Management believes that adjusted EBITDA is a useful measure for analyzing operating results, and uses this non-GAAP financial measure to review past results and forecast future results. The following schedule reconciles adjusted EBITDA to net income on the company's consolidated statement of operations, which the company believes is the most directly comparable GAAP measure.




                                 Three Months Ended     Year Ended
                                    December 31,       December 31,
                                 ------------------ ------------------
(in thousands, except per share
 data)                              2006     2005     2006      2005
                                 --------- -------- --------- --------
                                    (unaudited)        (unaudited)

Net income                        $20,433  $11,574  $ 53,954  $35,181

Depreciation of property and
 equipment                          4,280    2,987    15,679   10,038
Stock-based employee
 compensation expense               4,450        -    18,554        -
Amortization of intangible
 assets                             2,871    2,006    10,096    8,051
Interest and other income, net     (4,875)    (510)  (14,491)  (1,532)
Interest expense                      582      581     2,380    2,334
Provision for income taxes         15,114    9,278    38,030   24,998

                                 --------- -------- --------- --------
Adjusted EBITDA                   $42,855  $25,916  $124,202  $79,070
                                 ========= ======== ========= ========

Adjusted EBITDA per basic share   $  0.55  $  0.39  $   1.66  $  1.23
                                 ========= ======== ========= ========
Adjusted EBITDA per diluted
 share                            $  0.48  $  0.33  $   1.45  $  1.03
                                 ========= ======== ========= ========

In our estimate of adjusted EBITDA for the first quarter of 2007, we excluded estimates for interest expense of approximately $0.6 million, net interest and other income of approximately $4.2 million, depreciation of approximately $5.0 million to $5.5 million, amortization of intangible assets of approximately $3.5 million, stock-based compensation of approximately $5.3 million and income taxes at an effective tax rate of 40%.

In our estimate of adjusted EBITDA for the full year 2007, we excluded estimates for interest expense of approximately $2.4 million, net interest and other income of approximately $17.7 million, depreciation of approximately $19.0 million to $22.0 million, amortization of intangible assets of approximately $13.8 million, stock-based compensation of approximately $21.0 million and income taxes at an effective tax rate of 40%.

We have presented information regarding net income before stock-based compensation for the quarter and year ended December 31, 2006. We provide this information because management believes that analyzing our operating results excluding the impact of stock-based compensation provides a more valuable measure of our operating performance. We exclude stock-based compensation from our internal measurements of financial performance, although we consider the dilutive impact to our shareholders when awarding stock-based compensation. Stock-based compensation programs are an important component of our compensation structure. We expect to continue awarding stock-based compensation to employees, and including the impact of these awards in our operating results. The following table reconciles net income before stock-based compensation to net income on the company's consolidated statement of operations.



                                       Three Months Ended  Year Ended
                                          December 31,    December 31,
                                       ------------------ ------------
(in thousands)                               2006            2006
                                       ------------------ ------------
                                          (unaudited)     (unaudited)
Net income                               $        20,433   $   53,954

Stock-based employee compensation
 expense, net of tax                               2,715       11,318

                                       ------------------ ------------
Net income before stock-based employee
 compensation                            $        23,148   $   65,272
                                       ================== ============

                           aQuantive, Inc.
                 Consolidated Statement of Operations
                (in thousands, except per share data)
                             (unaudited)

                                Three Months Ended     Year Ended
                                   December 31,       December 31,
                                ------------------ -------------------
                                  2006      2005     2006      2005
                                --------- -------- --------- ---------

Revenue                         $133,415  $87,457  $442,211  $308,405

Costs and expenses:
     Cost of revenue              20,676   10,821    67,578    38,305
     Client support               56,907   37,385   198,155   138,220
     Product development           3,887    2,713    15,598     9,328
     Sales and marketing           8,018    5,231    28,459    17,289
     General and administrative   11,878    6,983    41,410    32,732
     Amortization of intangible
      assets                       2,679    1,801     9,330     7,210
     Client reimbursed expenses    1,983    1,600     5,675     4,340
                                --------- -------- --------- ---------
        Total costs and
         expenses                106,028   66,534   366,205   247,424
Other operating income (1)         3,867        -     3,867         -
                                --------- -------- --------- ---------
Income from operations            31,254   20,923    79,873    60,981

Interest and other income, net     4,875      510    14,491     1,532
Interest expense                     582      581     2,380     2,334
                                --------- -------- --------- ---------

Income before provision for
 income taxes                     35,547   20,852    91,984    60,179

Provision for income taxes        15,114    9,278    38,030    24,998
                                --------- -------- --------- ---------

Net income                      $ 20,433  $11,574  $ 53,954  $ 35,181
                                ========= ======== ========= =========

Basic net income per share      $   0.26  $  0.18  $   0.72  $   0.55
                                ========= ======== ========= =========
Diluted net income per share    $   0.23  $  0.15  $   0.64  $   0.48
                                ========= ======== ========= =========

Shares used in computing basic
 net income per share             77,498   65,878    74,739    64,099
                                ========= ======== ========= =========
Shares used in computing
 diluted net income per share     88,456   78,404    85,919    76,516
                                ========= ======== ========= =========

(1) This amount results from the extinguishment of certain liabilities for media served in prior periods.

Supplemental Schedule of Segment Information


(in thousands)                          Digital
                Digital     Digital       Per-   Unallocated
                Marketing   Marketing   formance  Corporate
                Services   Technologies  Media    Expenses
                   (1)         (2)         (3)       (4)       Total
               ---------- ------------- -------- ----------- ---------
                                     (unaudited)
                        Three Months Ended December 31, 2006
               -------------------------------------------------------
Revenue          $80,577       $35,150  $17,688     $     -  $133,415

Costs
and
expenses:
 Cost
of
revenue            2,021         9,030    9,476         149    20,676
 Client
  support         53,239             -    1,455       2,213    56,907
 Product dev-
elopment               -         3,517        -         370     3,887
 Sales
and
marketing          1,429         3,689    2,621         279     8,018
 General
and admin-
istrative          4,026         2,731      657       4,464    11,878
 Amort-
ization
of
intangible
assets             1,782           421      476           -     2,679
 Client re-
imbursed
 expenses          1,983             -        -           -     1,983
               ---------- ------------- -------- ----------- ---------
Total
costs
and
expenses          64,480        19,388   14,685       7,475   106,028
Other
 operating
 income            3,867             -        -           -     3,867
               ---------- ------------- -------- ----------- ---------
Income
from
 operations      $19,964       $15,762  $ 3,003     $(7,475) $ 31,254
               ========== ============= ======== =========== =========

                        Three Months Ended December 31, 2005
               -------------------------------------------------------
Total Revenue    $53,921       $25,650  $ 7,886     $     -  $ 87,457

Costs
and
expenses:
 Cost
of
revenue              243         6,276    4,302           -    10,821
 Client
  support         36,883             -      502           -    37,385
 Product dev-
elopment               -         2,713        -           -     2,713
 Sales
and
marketing          1,336         2,983      912           -     5,231
 General
and
admin-
istrative          2,442         1,934      254       2,353     6,983
 Amort-
ization
of
intangible
assets             1,398           312       91           -     1,801
 Client
reimbursed
expenses           1,600             -        -           -     1,600
               ---------- ------------- -------- ----------- ---------
Total
costs
and
expenses          43,902        14,218    6,061       2,353    66,534

               ---------- ------------- -------- ----------- ---------
Income
from
operations       $10,019       $11,432  $ 1,825     $(2,353) $ 20,923
               ========== ============= ======== =========== =========


 (in thousands)                         Digital
                 Digital    Digital       Per-
                Marketing   Marketing   formance Unallocated
                Services   Technologies  Media    Corporate
                   (1)         (2)         (3)     Expenses    Total
                --------- ------------- -------- ---------------------
                                     (unaudited)
                             Year Ended December 31, 2006
                ------------------------------------------------------
Revenue         $267,589      $122,366  $52,256    $      -  $442,211

Costs
and
expenses:
 Cost
of
revenue            6,226        32,939   27,834         579    67,578
 Client
support          184,667             -    4,261       9,227   198,155
 Product
development            -        13,521        -       2,077    15,598
 Sales
and
marketing          5,799        14,269    7,094       1,297    28,459
 General
and
admin-
istrative         12,464         9,611    2,315      17,020    41,410
 Amortization
of
intangible
assets             6,655         1,360    1,315           -     9,330
 Client
  reimbursed
  expenses         5,675             -        -           -     5,675
                --------- ------------- -------- ----------- ---------
Total
costs
and
expenses         221,486        71,700   42,819      30,200   366,205
Other
operating
income             3,867             -        -           -     3,867
                --------- ------------- -------- ----------- ---------
Income
from
operations      $ 49,970      $ 50,666  $ 9,437    $(30,200) $ 79,873
                ========= ============= ======== =========== =========

                             Year Ended December 31, 2005
                ------------------------------------------------------
Revenue         $189,755      $ 92,287  $26,363    $      -  $308,405

Costs
and
expenses:
 Cost
of
revenue              263        22,602   15,440           -    38,305
 Client
support          135,790             -    2,430           -   138,220
 Product
  development          -         9,328        -           -     9,328
 Sales
and
marketing          4,595        10,353    2,341           -    17,289
 General
and
admin-
istrative         12,916         7,912    1,223      10,681    32,732
 Amortization
of
intangible
assets             5,593         1,251      366           -     7,210
 Client
  reimbursed
  expenses         4,340             -        -           -     4,340
                --------- ------------- -------- ----------- ---------
Total
costs
and
expenses         163,497        51,446   21,800      10,681   247,424

                --------- ------------- -------- ----------- ---------
Income
from
operations      $ 26,258      $ 40,841  $ 4,563    $(10,681) $ 60,981
                ========= ============= ======== =========== =========

(1) Digital Marketing Services includes Avenue A / Razorfish and four international agencies
(2) Digital Marketing Technologies includes Atlas and Accipiter
(3) Digital Media includes DRIVEpm, MediaBrokers, Franchise Gator and
 BidClix
(4) For the three months and year ended December 31, 2006, unallocated corporate expenses include stock-based compensation expense. This expense is not allocated to our segments, as it is centrally managed at the corporate level and not reviewed by our chief operating decision maker in evaluating results by segment. For the three months and year ended December 31, 2005, there was no stock based compensation expense. For the three months and year ended December 31, 2006, stock-based compensation expense was as follows:

                  Three    Year Ended
                 Months    December 31,
                  Ended        2006
                December
                   31,
                  2006
                -----------------------
 Cost
of
Revenue         $    149      $    579
 Client
Support            2,213         9,227
 Product
  Development        282         1,541
 Sales
and
Marketing            279         1,297
 General
and
Administrative     1,527         5,910
                --------- -------------
 Total stock-
  based
  compensation
  expense       $  4,450      $ 18,554
                ========= =============


    CONTACT: aQuantive, Inc.
             Brynn Hoover, aQuantive Investor Relations, 206-816-8637 brynn.hoover@aquantive.com